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                                                                   EXHIBIT 99.1


      DISCOVERY INVESTMENTS CONCLUDES ACQUISITION OF EVERGREEN ASSET GROUP

Wednesday October 20, 3:18 pm ET

HONG KONG--Oct. 20, 2004--Discovery Investments Inc. (OTCBB:DCIV) today announced the closing of the acquisition of Evergreen Asset Group Limited ("Evergreen"), a waste water treatment business located in the People's Republic of China. In order to reflect the new operational profile of the company, Discovery's name will be changed to "China Evergreen Environmental Corporation."

In announcing the closing, Mr. Pu Chongliang, incoming President of Discovery, stated, "We are tremendously pleased that Evergreen has now become a public company in the United States. As the leading proponent of waste water treatment in China, we believe that harnessing the capital available from US markets will be of great importance in China's efforts to ensure appropriate levels of environmental control as China's industrial powerhouse continues to expand."

Mr Pu continued, "As one of the pioneers in applying biotechnological processes to waste water treatment technologies in China, Evergreen has successfully completed the design and construction of over 11 waste water treatment facilities across China with an aggregate daily waste water treatment capacity of 120,000 cubic meters. This includes two BOT waste water facilities with daily waste water treatment capacity of an aggregate of 50,000 cubic meters. Our customers include municipal governments in China, food processing and beverage companies and industrial companies.

"In addition to our operating facilities, Evergreen has a significant backlog of additional business and presently has under development three additional waste water treatment facilities with daily treatment capacity of an aggregate of 140,000 cubic meters. We expect to complete two facilities by the end of 2004 and another in July 2005," Mr Pu concluded.

About Evergreen Asset Group Limited

Evergreen Asset Group Limited was established in May 2004 as an investment holding company in the waste water treatment businesses in the People's Republic of China ("PRC"). Evergreen, through its four majority-owned subsidiaries (collectively the "Group"), provides waste water turn-key engineering, equipment and biotechnological product distribution, including its development, management and operation of five water treatment facilities through BOT arrangement (Build, Operate and Transfer) with the PRC government.

The Group was established in 1999 by its Chairman, Mr. Pu Chongliang, to focus on developing innovative bio-chemical treatment technologies and processes for waste water treatment. The Group has successfully developed its own proprietary MHA Biological Treatment Process Technology ("MHA") and GM Bio-Carriers. The Group has successfully improved the efficiency and effectiveness of waste water treatment process by applying MHA and GM Bio-Carriers. The result of these applications reduces the initial investment and ongoing operational cost of waste water treatment facilities.

About Discovery Investments, Inc.

Discovery Investments, Inc. is a publicly-traded non-operating corporation that had insignificant assets as of the close and has not generated significant revenues over the past few years. Discovery Investments, Inc. is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.


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Forward Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. Evergreen and Discovery intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) Evergreen's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause Evergreen's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) Evergreen's ability to obtain development financing as and when needed, (2) Evergreen's ability to generate and sustain profitable operations; (3) the market's acceptance of Evergreen's products and services; (4) significant competition from other waste water treatment companies and technologies, and (5) Evergreen's ability to protect its intellectual property. These statements, and other forward looking statements, are not guarantees of future performance and involve risks and uncertainties.

___________________

CONTACT:
     Orient Financial Services
     (Financial advisors to Evergreen)
     Nils Ollquist or David Sih, 852 25215210
     Fax: 852 21668999
     dsih@orientfinancial.com


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